                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                                                                                                         Percentage
                                                                                                             of
     Parent (at December 31, 2000)                               Subsidiary                               Ownership
---------------------------------------       ---------------------------------------------------      --------------
Bay View Capital Corporation                  Bay View Bank, N.A.                                           100%
Bay View Capital Corporation                  Bay View Securitization Corporation                           100%
Bay View Capital Corporation                  FMAC Insurance Services                                       100%
Bay View Capital Corporation                  Bay View Capital I                                            100%
Bay View Capital Corporation                  FMAC Franchise Receivables Corporation                        100%
Bay View Capital Corporation                  FMAC 2000-A Holding Company/(1)/                              100%
Bay View Bank, N.A.                           Bay View Commercial Finance Group                             100%
Bay View Bank, N.A.                           Bay View Acceptance Corporation                               100%
Bay View Bank, N.A.                           Franchise Mortgage Acceptance Corporation                     100%
Bay View Bank, N.A.                           Bankers Mutual/(2)/                                           100%
Bay View Bank, N.A.                           MoneyCare, Inc.                                               100%
Bay View Bank, N.A.                           Bay View Auxiliary Corporation                                100%
Bay View Acceptance Corporation               Bay View Commercial Leasing.                                  100%
Bay View Acceptance Corporation               LFS-BV, Inc.                                                  100%

/(1)/ FMAC 2000-A Holding Company became a subsidiary of Bay View Capital
      Corporation effective April 27, 2000.
/(2)/ Substantially all of the assets and liabilities of Bankers Mutual were sold effective June 30, 2000.

The financial statements of the Registrant are consolidated with those of its subsidiaries.